EXHIBIT 99.1

Clearfield Reports Third Quarter Fiscal 2026 Results

  Net sales from continuing operations of $43.9 million and net income per share from continuing operations of $0.22
  Received first significant order for $22 million to support a hyperscale data center project after the close of the quarter; expect to begin shipments in early fiscal 2027
  Share buybacks totaled $0.9 million with $15.0 million remaining available for repurchase

MINNEAPOLIS, Aug. 05, 2026 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal third quarter of 2026. Additional commentary is provided in a letter to shareholders available in the Investor Relations section of the Company’s website.

Fiscal Q3 2026 Financial Summary
(in millions except per share data and percentages)	Q3 2026	vs. Q3 2025	Change	Change (%)
Net Sales from Continuing Operations	$43.9	$38.8	$5.1	13%

Gross Profit ($) from Continuing Operations	$13.9	$13.7	$0.3	2%
Gross Profit (%) from Continuing Operations	31.8%	35.3%	-3.5%	-10%

Income from Operations from Continuing Operations	$2.6	$1.5	$1.0	68%
Income Tax Expense from Continuing Operations	$0.9	$0.8	$0.1	19%

Net Income from Continuing Operations	$3.0	$2.3	$0.7	29%
Net Income per Diluted Share from Continuing Operations	$0.22	$0.16	$0.06	38%

Net Loss from Discontinued Operations, net of tax	$-	$(0.7)	$0.7	100%
Net Loss per Diluted Share from Discontinued Operations	$-	$(0.05)	$0.05	100%

Consolidated Net Income Per Diluted Share	$0.22	$0.11	$0.11	100%

Fiscal Q3 YTD 2026 Financial Summary
(in millions except per share data and percentages)	2026 YTD	vs. 2025 YTD	Change	Change (%)
Net Sales from Continuing Operations	$112.6	$109.1	$3.5	3%

Gross Profit ($) from Continuing Operations	$36.5	$36.3	$0.2	0%
Gross Profit (%) from Continuing Operations	32.4%	33.3%	-0.9%	-3%

(Loss) Income from Operations from Continuing Operations	$(1.3)	$1.2	$(2.5)	-214%
Income Tax Expense from Continuing Operations	$0.8	$1.6	$(0.8)	-52%

Net Income from Continuing Operations	$2.2	$4.5	$(2.3)	-51%
Net Income per Diluted Share from Continuing Operations	$0.16	$0.32	$(0.16)	-50%

Net Loss from Discontinued Operations, net of tax	$(0.3)	$(3.5)	$3.2	90%
Net Loss per Diluted Share from Discontinued Operations	$(0.02)	$(0.25)	$0.23	92%

Consolidated Net Income Per Diluted Share	$0.14	$0.07	$0.07	100%

Management Commentary
“As we continue to execute on our core business, we are increasingly focused on positioning the Company for its next phase of growth. That progress was highlighted shortly after the close of the third quarter, when we received our first significant order for $22 million to support a hyperscale data center project,” said Company President and Chief Executive Officer, Cheri Beranek. “We remain focused on executing our strategy of promoting the expertise Clearfield has built in fiber connectivity, fiber management and labor-saving network design well beyond our traditional broadband markets. At the same time, we remain committed to the customers and communities that have always defined Clearfield.”

“Our balance sheet and strong cash generation continue to provide the flexibility to invest in meaningful long-term growth opportunities,” said Chief Financial Officer, Dan Herzog. “As customer demand evolves, we believe Clearfield is well positioned to capitalize on opportunities across both broadband and data center connectivity.”

Financial Results for the Three Months Ended June 30, 2026
Net sales from continuing operations for the second quarter of fiscal 2026 increased 13% to $43.9 million from $38.8 million in the same year-ago quarter.

As of June 30, 2026, order backlog (defined as purchase orders received but not yet fulfilled) was $21.0 million, a decrease of $10.6 million, or 34%, compared to $31.6 million as of March 31, 2026, and a decrease of $9.7 million, or 32%, from June 30, 2025. The June 30, 2026 order backlog balance reflects the removal of a previously booked order of $4.6 million the Company no longer expects to fulfill.

Gross margin from continuing operations for the third quarter of fiscal 2026 was 31.8%, down from 35.3% in the prior year’s third quarter and down slightly from 32.5% in the second quarter of fiscal 2026. Gross margin for the quarter included a $2.6 million inventory charge, or approximately 5.9 percentage points, related to inventory associated with the order the Company no longer expects to fulfill. Gross margin for the quarter also benefited from $1.4 million of inventory recoveries, offset by $282,000 of inventory provision, which together increased gross margin by $1.1 million, or approximately 2.6 percentage points. Additionally, the Company recognized tariff recoveries of $655,000 during the quarter, which increased gross margin by approximately 1.5 percentage points. The Company does not expect tariff recoveries to recur in future periods, as they relate to previously paid tariffs that have been refunded following a change in tariff regulations. On a net basis, these items reduced gross margin by approximately 1.8 percentage points in the quarter.

Operating expenses from continuing operations for the third quarter of fiscal 2026 decreased 6.0% to $11.4 million, or 25.9% of net sales, from $12.1 million, or 31.3% of net sales, in the same year-ago quarter, and decreased 14.0%, or $1.8 million, from $13.2 million the prior quarter ended March 31, 2026. The decrease from the prior quarter and year was due in part to a $1.7 million reduction in performance-based compensation accruals during the quarter, reflecting lower projected expense under the Company's incentive compensation programs.

Net income from continuing operations for the third quarter of fiscal 2026 totaled $3.0 million, or $0.22 per diluted share, compared to net income of $2.3 million, or $0.16 per diluted share, in the same year-ago quarter. The Company repurchased approximately 31,000 shares for $0.9 million during the 3-month period ended June 30, 2026. There is approximately $15.0 million remaining for future repurchases as of June 30, 2026.

Outlook
As a result of industry demand constraints discussed in our Shareholder Letter, we are reducing our outlook for fiscal 2026. We expect net sales from continuing operations to be in the range of $151 million to $155 million, and net income per share to a range of $0.14 to $0.21. For the fourth quarter of fiscal 2026, Clearfield expects net sales to be in the range of $38 million to $42 million and net income per share to be in the range of $0.00 to $0.07. The net income per share ranges are based on the number of shares outstanding at the end of the third quarter of fiscal 2026 and do not reflect the impact of any potential additional share repurchases completed in fiscal 2026. Our guidance also reflects our current expectations regarding the potential supply chain constraints of optical fiber mentioned in our first and second quarter letters to shareholders, as well as our current understanding of the impact of the evolving tariff situation, both which could contribute to uncertainty in our business and in the macroeconomic environment.

Conference Call
Management will hold a conference call today, August 5, 2026, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033
International dial-in: 1-412-317-5185
Conference ID: 10209753

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through August 19, 2026, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10209753

About Clearfield, Inc.

Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that play a critical role in enabling broadband operators to close the digital divide. Our labor lite, craft-friendly platform is leveraged by community broadband, MSOs, incumbent service providers, ISPs, data centers, military, municipalities, and coops - from homes passed to homes connected faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the development and marketing of new products, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, expectations regarding the impact on our business of M&A activity among our customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2025 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
	June 30, 2026 (Unaudited)	September 30, 2025
Assets
Current assets
Cash and cash equivalents	$20,449	$21,493
Short-term investments	80,774	84,484
Accounts receivables, net	22,055	17,991
Inventories, net	33,391	42,031
Prepaid and other current assets	14,221	11,152
Current assets held for sale	-	21,337
Total current assets	170,890	198,488
Property, plant and equipment, net	9,265	9,682
Long-term investments	53,896	59,822
Goodwill	4,709	4,709
Intangible assets, net	7,942	9,353
Right-of-use lease assets	9,968	8,420
Deferred tax asset	9,970	10,263
Other non-current assets	451	608
Non-current assets held for sale	-	4,828
Total assets	$267,091	$306,173

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of lease liability	$2,740	$2,823
Accounts payable	5,117	7,028
Accrued compensation	4,571	6,598
Accrued expenses	1,207	2,197
Current liabilities held for sale	-	17,957
Total current liabilities	13,635	36,603
Other liabilities
Long-term portion of lease liability	7,536	5,934
Non-current liabilities held for sale	-	7,473
Total liabilities	21,171	50,010

Shareholders’ equity
Preferred stock, $0.01 par value; 500,000 shares; no shares
issued or outstanding	-	-
Common stock, authorized 50,000,000, $0.01 par value;
13,597,691 and 13,839,675 shares issued and outstanding
as of June 30, 2026 and September 30, 2025, respectively	136	138
Additional paid-in capital	137,353	147,382
Accumulated other comprehensive (loss) income	(339)	1,731
Retained earnings	108,770	106,912
Total shareholders’ equity	245,920	256,163
Total Liabilities and Shareholders’ Equity	$267,091	$306,173

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net sales	$43,864	$38,755	$112,596	$109,074

Cost of sales	29,920	25,079	76,103	72,762

Gross profit	13,944	13,676	36,493	36,312

Operating expenses
Selling, general and administrative	11,373	12,149	37,815	35,148
Income (loss) from continuing operations	2,571	1,527	(1,322)	1,164

Net investment income	1,363	1,588	4,274	4,920

Income from continuing operations before income taxes	3,934	3,115	2,952	6,084

Income tax expense	934	787	757	1,562
Income from continuing operations, net of tax	3,000	2,328	2,195	4,522

Loss from discontinued operations, net of tax	-	(722)	(337)	(3,494)

Net income	$3,000	$1,606	$1,858	$1,028

Income (loss) per share
Basic
Continuing operations	$0.22	$0.16	$0.16	$0.32
Discontinued operations	-	(0.05)	(0.02)	(0.25)
Basic income per share	$0.22	$0.11	$0.14	$0.07

Diluted
Continuing operations	$0.22	$0.16	$0.16	$0.32
Discontinued operations	-	(0.05)	(0.02)	(0.25)
Diluted income per share	$0.22	$0.11	$0.14	$0.07

Weighted average shares outstanding:
Basic	13,592,072	13,833,748	13,711,413	14,047,802
Diluted	13,592,072	13,833,748	13,711,413	14,047,802

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)
	Nine Months Ended	Nine Months Ended
	June 30,	June 30,
	2026	2025
Cash flows from operating activities (continuing)
Net income	$1,858	$1,028
Loss from discontinued operations, net of tax	337	3,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,743	4,763
Amortization of premium and discount on investments, net	(334)	(1,556)
Deferred taxes	398	-
Stock-based compensation	3,616	3,417
Changes in operating assets and liabilities:
Accounts receivable	(4,064)	(2,501)
Inventories, net	8,640	15,070
Other assets	(2,910)	(3,785)
Accounts payable and accrued expenses	(4,939)	2,493
Net cash provided by operating activities (continuing)	7,345	22,423

Cash flows from investing activities (continuing)
Purchases of property, plant and equipment and intangible assets	(2,917)	(3,529)
Purchases of investments	(70,241)	(78,697)
Proceeds from maturities of investments	79,710	95,976
Cash paid on disposal of business	(1,012)	-
Net cash provided by investing activities (continuing)	5,540	13,750

Cash flows from financing activities (continuing)
Proceeds from issuance of common stock under employee stock purchase plan	513	595
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(1,019)	(494)
Withholding related to exercise of stock options	(142)	(133)
Repurchase of common stock	(13,494)	(16,665)
Net cash used in financing activities (continuing)	(14,142)	(16,697)

Cash flows from discontinued operations
Net cash provided by (used in) operating activities	1,380	(4,307)
Net cash used in investing activities	-	(1,692)
Net cash (used in) provided by financing activities	(1,196)	4,337
Net cash provided by (used in) discontinued operations	184	(1,662)

Effect of exchange rates on cash and cash equivalents	(13)	(110)
Net (decrease) increase in cash and cash equivalents	(1,086)	17,704
Change in cash held for sale	42	942
Cash and cash equivalents, beginning of period	21,493	14,148
Cash and cash equivalents, end of period	$20,449	$32,794
Supplemental disclosures for cash flow information
Cash (refunded) paid for income taxes, net	$(13)	$1,237
Right of use assets obtained through lease liabilities	$3,553	$-
Non-cash financing activities
Cashless exercise of stock options	$2,666	$462